Exhibit 23.2

[LETTERHEAD OF KLJ & ASSOCIATES, LLP]



April 19, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Lithium Corporation
Elko, Nevada

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Lithium Corp. (the "Company") of our report dated March 29, 2016, with respect to the financial statements of the Company for the years ended December 31, 2015 and 2014.
Sincerely,


/s/ KLJ & Associates, LLP
---------------------------------

KLJ & Associates, LLP
Edina, Minnesota




5201 Eden Avenue
Suite 300
Edina, MN 55436
630.277.2330